Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	Investors:
	745 Fifth Avenue, 19th Floor		Erica Bartsch
	New York, NY 10151		SVP, Sloane & Company (Investor Relations)
212-446-1875
ebartsch@sloanepr.com

Press:
Alexandra Delanghe
Chief Communications Officer
646-429-1845
adelanghe@mdc-partners.com

MDC Partners to Explore and Evaluate Potential Strategic Alternatives

New York, NY, September 20, 2018 (NASDAQ: MDCA) – MDC Partners Inc. (the “Company”) announced today its intention to explore and evaluate potential strategic alternatives, which may result in, among other things, the possible sale of the Company. The Company has not made a decision to pursue any specific strategic alternative, and there is no timetable for completing the strategic review process. This review process is proceeding in parallel with the Company’s previously announced search to identify a successor CEO. There can be no assurance that the Company will pursue or complete any specific action or transaction. The Company does not intend to disclose developments or comment further regarding its strategic review or CEO search until such time as its Board of Directors has determined the outcome of the process or otherwise has determined that further disclosure is appropriate or required.

About MDC Partners Inc.

MDC Partners is one of the most influential marketing and communications networks in the world. As “The Place Where Great Talent Lives,” MDC Partners is celebrated for its innovative advertising, public relations, branding, digital, social and event marketing agency partners, which are responsible for some of the most memorable and effective campaigns for the world’s most respected brands. By leveraging technology, data analytics, insights and strategic consulting solutions, MDC Partners drives creative excellence, business growth and measurable return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	uncertainty as to whether any strategic alternative will be pursued or, if pursued, consummated; uncertainty as to the terms, value and timing of any such strategic alternative; and the impact of any actions related to the strategic review process and/or any strategic alternative on the Company’s securities or its business;

•	risks associated with severe effects of international, national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities, and the potential impact of one or more asset sales;

•	foreign currency fluctuations; and

•	risks associated with the ongoing DOJ investigation of the historical production bidding practices at one of the Company’s subsidiaries.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time, the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s 2017 Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

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